EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 2, 2025, BT Brands, Inc. (the “Parent”, “BT Brands” or “BT”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aero Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Aero Velocity Inc., a Delaware corporation (the “Company” or “Aero”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The Merger Agreement contemplates the eventual spinoff of BT Group, Inc., the entity holding all of BT Brands' restaurant assets and liabilities, including cash and investments, to BT Brands' stockholders of record eligible to vote at the special meetings being held to consider the merger. Management of BT Group, Inc. plans to pursue a listing for BT Group common stock.

The Merger contemplates that, at closing, 89% of the equity ownership will be allocated to Aero shareholders and 11% to BT Brands. At closing, the Parent will issue a total of 10,110 shares of $0.001 par value Series A-1 Preferred Stock and Series A-2 Preferred Stock, with an aggregate stated value of $101,100,000, convertible into common stock at $1.48 per share, representing a total of 68,409,284 common shares. The shares of Series A-1 Preferred Stock carry a 50-1 as converted voting preference. The principal stockholder of Aero and its designees have committed to investing $3 million at closing with the option to invest up to $5 million of Series B Convertible Preferred Stock (“Series B Preferred Stock”). The Pro Forma financial statements reflect a minimum investment of $3 million or 3,000 shares of Series B Preferred Stock, each with a $0.001 par value and a stated value of $1,000 per share, or $3 million. The Pro Forma statements anticipate the conversion of all Convertible Preferred shares to common stock including Series A-1 and Series A-2 into 68,409,284 common shares and  conversion of Series B Preferred Stock  into 1,639,344 common shares.

The following unaudited pro forma condensed combined financial statements and notes thereto present the unaudited pro forma condensed combined balance sheets as of September 30, 2025 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, to give effect to the business combination and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The Business Combination is accounted for as a reverse acquisition, with Aero treated as the accounting acquirer and BT Brands as the accounting acquiree, in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). As such, the pro forma financial information reflects the assets and liabilities of Aero at historical carrying values and the assets and liabilities of BT Brands measured at estimated fair value as of the assumed acquisition date.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, give effect to the business combination as if it had occurred on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of September 30, 2025, gives effect to the Business Combination as if it had occurred on that date and combines the historical balance sheets of Aero Velocity and BT Brands as of such date.

BT Brands' fiscal year is 52 or 53 weeks, ending on the Sunday closest to December 31. Fiscal 2024 was a 52-week period that ended on December 29, 2024. The fiscal year to date was the 39 weeks ending September 28, 2025. References in the unaudited pro forma condensed combined financial statements and notes thereto relate to the 39 and 52-week fiscal periods.

The unaudited pro forma financial statements, and the related notes thereto, are based on, and should be read in conjunction with:

•	The historical audited consolidated financial statements of BT Brands as of and for the year ended December 29, 2024, and the related notes, included in BT Brands’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on March 31, 2025;
•	The historical unaudited condensed consolidated financial statements of BT Brands as of and for the 39 weeks ended September 28, 2025, and the related notes, included in BT’s Quarterly Report on Form 10-Q filed on November 17, 2025;
•	The historical audited abbreviated financial statements of Aero as of June 5, 2024, and December 31, 2023, and for the period ended June 5, 2024, and the six months ended December 31, 2023, and the related notes, included as an exhibit to this Current Report on Form 8-K;
•	The historical audited financial statements of Aero as of December 31, 2024, and for the period from June 6, 2024, to December 31, 2024, and the related notes, included as an exhibit to this Current Report on Form 8-K; and
•

The historical unaudited condensed financial statements of Aero for the three and nine months ended September 30, 2025, and the related notes, included as an exhibit to this Current Report on Form 8-K.

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As of the date of this Current Report on Form 8-K, the Company has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and the liabilities to be assumed and the related allocations of purchase price. The allocation of the purchase price is preliminary and subject to adjustment during the measurement period, not to exceed one year from the acquisition date, as the Company finalizes valuations for tangible and intangible assets. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.

These unaudited pro forma condensed combined financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by management. The unaudited pro forma adjustments represent Aero’s and BT Brands’ management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and additional analyses are performed. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects that are directly attributable to the business combination, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not purport to be indicative of what the combined company’s financial condition or results of operations would have been if the business combination had been consummated as of the dates indicated, nor do they purport to represent the combined company’s financial position or results of operations for future periods.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025

	Aero Velocity Historical	BT Brands Historical As of September 28, 2025	Transactions Adjustments	Item in Note 4	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$289,285	$1,277,738	$3,000,000	(b)	$4,202,023
			(365,000)	(d)
Marketable securities	-	3,461,842	-		3,461,842
Accounts receivable, net	178,200	50,830	-		229,030
Demand notes receivable from related company.	-	744,858	-		744,858
Inventory	-	563,640	-		563,640
Prepaid expenses and other current assets	6,582	110,210	-		116,792
Assets held for sale	-	424,123	-		424,123
Total current assets	474,067	6,633,241	2,635,000		9,742,308

Property and equipment, net	617,219	2,638,957	-		3,256,176
Intangible assets, net	1,000	319,337	-		320,337
Operating leases right-of-use assets	-	1,529,657	-		1,529,657
Goodwill	-	796,220	4,775,547	(a)	5,571,767
Other assets, net	196,028	21,142	-		217,170
Total assets	$1,288,314	$11,938,554	$7,410.547		$20,637,415

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$109,195	$185,365	-		$294,560
Accrued liabilities	161,887	284,764	-		446,651
Contract liabilities	125,189	-	-		125,189
Current operating lease obligations	-	301,118	-		301,118
Notes payable - current	1,296	203,651	-		204,947
Other current liabilities	25,457	-	-		25,457
Total current liabilities	423,024	974,898	-		1,397,922

Notes payable, net – long term	2,100,110	1,930,029	-		4,030,139
Noncurrent operating lease obligations	-	1,309,174	-		1,309,174
Total liabilities	2,523,134	4,214,101	-		6,737,235
COMMITMENTS AND CONTINGENCIES
Shareholders’ Equity
Convertible preferred stock, Series A-1 and A-2	-	-	8	(a)	8
Convertible preferred stock, Series B	-	-	2	(b)	2
Common Stock	-	12,309	3,868	(e)	16,177
Less cost of 306,394 common shares held in Treasury	-	(499,718)	499,718	(f)	-
Additional paid-in capital	-	11,932,804	12,499,992	(a)	19,022,312
			2,999,998	(b)
			(499,718)	(f)
			(3,720,942)	(c)
			3,534,631	(e)
			(7,724,453)	(a)
Accumulated deficit	(1,234,820)	(3,720,942)	3,720,942	(c)	(5,138,319)
			(365,000)	(d)
			(3,538,499)	(e)
Total shareholders’ equity	(1,234,820)	7,724,453	7,410,547		13,900,180

Total liabilities and shareholders’ equity	$1,288,314	$11,938,554	$7,410,547		$20,637,415

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Aero Historical	BT Brands Historical For the 52 weeks ended December 29, 2024	Transactions Adjustments	Item in Note 4	Pro Forma Combined
Revenues	$1,959,742	$14,823,472	$-		$16,783,214
Cost of revenue	539,892	14,099,644	-		14,639,536
Gross profit	1,419,850	723,828	-		2,143,678

Costs and expenses:
Depreciation and amortization	79,511	742,860	-		822,371
Restaurant asset impairment charge	-	371,872	-		371,872
General and administrative	1,889,169	1,691,404	3,903,499	(g)	7,484,072
Gain on sale of assets	-	(250,000)			(250,000)

Total costs and expenses	1,968,680	2,556,136	3,903,499		8,428,315

Operating loss	(548,830)	(1,832,308)	(3,903,499)		(6,284,637)

Other income, net	20,494	13,930	-		34,424
Gain on bargain purchase.	309,066	-	-		309,066
Unrealized gain (loss) on marketable securities	-	(93,458)	-		(93,458)
Realized gain on marketable securities	-	143,340	-		143,340
Interest income (expense), net	(20,726)	78,373	-		57,647
Equity in net loss of affiliate	-	(415,085)	-		(415,085)
Income (loss) before taxes	(239,996)	(2,105,208)	(3,903,499)		(6,248,703)

Income tax expense	(17,927)	(206,000)	-		(223,927)

Net loss	$(257,923)	$(2,311,208)	$(3,903,499)		$(6,472,630)

Basic and diluted loss per share	$-	$(0.37)	$-		$(0.80)

Basic and diluted weighted average shares outstanding	-	6,194,842	1,933,606	(h)	8,128,448

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

	Aero Historical	BT Brands Historical For the 39 weeks ending September 28, 2025	Transactions Adjustments	Item in Note 4	Pro Forma Combined
Revenues	$2,537,428	$10,864,445	$-		$13,401,873
Cost of revenue	942,295	9,126,341	-		10,068,636
Gross profit	1,595,133	1,738,104	-		3,333,237

Costs and expenses:
Depreciation and amortization	112,657	452,130	-		564,787
General and administrative	2,291,121	1,160,480	-		3,451,601
Impairment of intangible assets	9,333	-	-		9,333
Gain on sale of assets	-	(242,231)	-		(242,231)

Total costs and expenses	2,413,111	1,370,379	-		3,783,490

Operating income (loss)	(817,978)	367,725	-		(450,253)

Other income, net	8,059	12,449	-		20,508
Unrealized gain (loss) on marketable securities	-	500,124	-		500,124
Realized gain on marketable securities	-	312,954	-		312,954
Interest income (expense), net	(64,951)	55,344	-		(9,607)
Equity in net loss of affiliate	-	(304,439)	-		(304,439)
Impairment of equity investment in related company)	-	(304,000)	-		(304,000)

Income (loss) before taxes	(874,870)	640,157	-		(234,713)
Income tax benefit	213,955	-	-		213,955

Net income (loss)	$(660,915)	$640,157	-		$(20,758)

Income (loss) per share - Basic	$-	$.10	-		$0.00
-Diluted	$-	$.10			$0.00
Weighted average shares outstanding -Basic	-	6,154,724	1,933,606	(h)	8,088,330
-Diluted	-	6,154,791	1,933,606		8,088,397

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The Aero historical financial information has been derived from, its financial statements including the audited abbreviated financial statements as of June 5, 2024 and the audited financial statements as of December 31, 2024 filed  as part of an exhibit to this Current Report on Form 8-K and from the unaudited financial statements for the three and nine months ended September 30, 2025 (not included in this Current Report). For BT Brands, amounts are derived from condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 28, 2025, and Annual Report on Form 10-K for the year ended December 29, 2024.

The historical financial statements of Aero and BT Brands have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to the accounting for the business combination under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) (“Pro Forma Transactions Adjustments”). The unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting in accordance with ASC 805, with Aero treated as the acquirer of BT Brands. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined financial statements, the estimated preliminary purchase consideration in the business combination has been allocated to the assets acquired and liabilities assumed of BT Brands based upon management’s preliminary estimate of their fair values as of the acquisition date. The allocations of the purchase price reflected in these unaudited pro forma condensed combined financial statements have not been finalized and are based upon the best available information at the current time. The allocation of the purchase price is preliminary and subject to adjustment during the measurement period, not to exceed one year from the acquisition date, as the Company finalizes valuations for tangible and intangible assets. The completion of the final allocation of the purchase price could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements and related notes herein present unaudited pro forma condensed combined financial condition and results of operations of Aero, after giving pro forma effect to the Pro Forma Transactions.

The business combination, the Pro Forma Transactions and the related adjustments are described in these accompanying notes to the unaudited pro forma condensed combined financial statements.

In the opinion of management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the combined company’s financial position or results of operations of the combined company that would have occurred if the business combination had been completed on the dates indicated, nor are they indicative of the combined company’s financial position or results of operations that may be expected for any future period or date.

Note 2 – Conforming Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in Aero’s audited financial statements as of December 31, 2024, and for the period then ended and Aero’s unaudited condensed financial statements as of and for the nine months ended September 30, 2025. During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of BT Brands’s financial information to identify differences in accounting policies as compared to those of Aero. With the information currently available, Aero’s management has determined that there were no significant accounting policy differences between Aero and BT Brands and, therefore, no adjustments were made to conform BT Brands’s financial statements to the accounting policies used by Aero in the preparation of the unaudited pro forma condensed combined financial statements. This conclusion is subject to change, as further assessment will be performed and finalized for purchase accounting purposes.

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As part of the application of ASC 805, Aero will continue to conduct a more detailed review of BT Brands’s accounting policies in an effort to determine if differences in accounting policies require further reclassification or adjustment of BT Brands’s results of operations or reclassification or adjustment of assets or liabilities to conform to Aero’s accounting policies and classifications. Therefore, Aero may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 3 – Estimated Consideration and Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined financial statements reflect the preliminary allocation of the effectively transferred purchase consideration of $12.5 million to identifiable net assets acquired. The following table summarizes the consideration transferred to acquire BT Brands and preliminary allocation of the purchase price to the identifiable assets acquired and liabilities assumed, based on their estimated fair values as of the acquisition date:

Purchase Price Allocation
Assets acquired	$11,938,554
Goodwill	4,775,547
Liabilities assumed	(4,214,101)
Total purchase price	$12,500,000

The allocation of the purchase price is preliminary and subject to adjustment during the measurement period, not to exceed one year from the acquisition date, as the Company finalizes valuations for tangible and intangible assets. These adjustments may include changes in 1) fair values of property and equipment, 2) changes in allocations to intangible assets such as customer relationships, intellectual property, and goodwill, and 3) other changes to assets and liabilities.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

Balance Sheets

The following pro forma adjustments have been reflected in the Transaction Adjustments column in the accompanying unaudited pro forma condensed combined balance sheets as of September 30, 2025. All adjustments are based on preliminary assumptions and valuations, which are subject to change. The pro forma adjustments give effect to the Business Combination as if it had occurred as of September 30, 2025, and combine the historical balance sheets of Aero Velocity and BT Brands as of that date.

a) Merger consideration

In accordance with the terms of the Merger Agreement, BT Brands' stock in the amount of $12.5 million will be effectively transferred as part of the Merger Consideration. The fair value of consideration is based on the number of equity interests BT Brands will issue to Aero Velocity shareholders in the combined entity, comprised of shares of Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”), with a stated value of $11,100,000, and shares of Series A-2 Convertible Preferred Stock (“Series A-2 Preferred Stock”), with a stated value of $90,000,000. The shares of A-1 Preferred Stock and A-2 Preferred Stock are convertible into a total of 68,409,284 common shares, representing 89% of the merged company's equity. The shares of Series A-1 Preferred Stock are convertible into 7,510,812 common shares and carry a preferential voting right of 50 votes per share calculated on an if-converted basis, subject to a 5% ownership blocker.

As a result of the merger and the application of the acquisition method of accounting in accordance with ASC 805, the transaction will give rise to the recognition of goodwill, representing the excess of the total estimated merger consideration over the preliminary fair value of the net identifiable assets acquired. The amount of goodwill recognized may change upon completion of the final allocation of the purchase price.

The unaudited pro forma condensed combined financial statements have been adjusted to remove BT Brands’ historical shareholders’ equity including treasury shares, accumulated deficit, and additional paid-in capital prior to the merger.

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b) Concurrent financing

The Merger Agreement provides for the option to invest up to $5 million at closing, with a minimum investment of $3 million. The unaudited pro forma condensed combined balance sheet reflects the minimum $3 million investment, the concurrent financing for Series B Preferred Stock shares is presented as an increase to preferred stock and a corresponding increase to cash and cash equivalents. The shares of Series B Preferred Stock are expected to be convertible into an estimated aggregate 1,639,344 common shares.

c) Elimination of BT Brands accumulated deficit

Adjustment represents the elimination of the BT Brands accumulated deficit upon consummation of the merger.

d) Transaction costs

Adjustment represents the transaction-related costs expected to be incurred.

e) Shares issued to Maxim Group LLC

Adjustment represents the shares issued to Maxim Group LLC as compensation for advisory services provided to BT Brands. The value of the shares issued to Maxim is 3.5% of the $101,100,000 merger value of Aero, calculated based on an agreed stock price of $1.83 per share, resulting in the issuance of 1,933,606 common shares with a par value of $0.002 per share.

(f) Cancellation of treasury stock

Adjustment represents the cancellation of treasury stock upon consummation of the merger.

Statements of Operations

The following pro forma adjustments have been reflected in the Transaction Adjustments column in the accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 28, 2025, and the year ended December 31, 2024. All adjustments are based on preliminary assumptions and valuations, which are subject to change. The pro forma adjustments reflect the effect of the Pro Forma Transactions on Aero’s and BT Brands’ historical consolidated statements of operations as if the business combination occurred on January 1, 2024.

g) Merger Transaction costs

The pro forma statements of operations for the year ended December 31, 2024, were adjusted to include the expected transaction costs, including an estimated amount of $3,538,000 related to Maxim Advisory fees, giving effect to the business combination as if it had been completed as of January 1, 2024.

(h) Weighted average shares outstanding

The weighted average shares outstanding have been adjusted to reflect the share-related impacts of the transaction, assuming the conversion of the series A-1, A-2 and B preferred shares and the issuance of compensation shares as if the merger occurred on January 1, 2024.

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